EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 8, 2004 included in the Registration Statement on Form SB-2 Amendment No. 1 and the related Prospectus of Levin Textiles International Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”

MANNING ELLIOTT
CHARTERED ACCOUNTANTS

Vancouver, Canada
July 13, 2005